                                                                    EXHIBIT 99.1

                                                      NEWS RELEASE
                                                      LAKES ENTERTAINMENT, INC.
[LAKES ENTERTAINMENT, INC. LOGO]                      130 CHESHIRE LANE
                                                      MINNETONKA, MN  55305
                                                      952-449-9092
                                                      952-449-9353 (fax)
                                                      WWW.LAKESENTERTAINMENT.COM
                                                      TRADED: NASDAQ "LACO"

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FOR FURTHER INFORMATION CONTACT:
Timothy J. Cope 952-449-7030
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FOR IMMEDIATE RELEASE:
Thursday, April 24, 2003

                 LAKES ENTERTAINMENT, INC. ANNOUNCES RESULTS FOR
                               FIRST QUARTER 2003


MINNEAPOLIS, APRIL 24, 2003 -- LAKES ENTERTAINMENT, INC. (NASDAQ "LACO") today announced results for the first quarter ended March 30, 2003. The net loss for the quarter was $1.3 million and basic and diluted losses were $0.12 per share. This compares with a net loss of $0.1 million and basic and diluted losses of $0.01 per share for the quarter ended March 31, 2002. Revenue for the quarter totaled $0.6 million, compared to $1.5 million in the prior year period.

Revenues for the current year quarter were derived from license fees related to the World Poker Tour (WPT) series. WPT, a subsidiary company of Lakes, has an agreement with the Travel Channel, LLC (TRV) granting TRV the right to broadcast the first season of the WPT series. WPT receives a series of fixed license payments from TRV, subject in each case to satisfaction of production milestones and other conditions. The Company's revenues for the prior year quarter were derived entirely from management fees from the management of Grand Casino Coushatta. The management contract with the Coushatta Tribe of Louisiana for Grand Casino Coushatta expired on January 16, 2002. The Company's revenues have not included contributions from the Coushatta operation since January 16, 2002. The Company currently has no other management contracts from which it will derive revenues in 2003.

Selling, general and administrative expenses increased from $2.1 million for the three months ended March 31, 2002 to $3.0 million for the three months ended March 30, 2003. This increase is primarily due to an increase in costs incurred associated with World Poker Tour.

Lyle Berman, Chairman, CEO and President of Lakes, stated, "We are very excited about the World Poker Tour's national television debut which occurred in March. Early rating results have been very positive." Berman also stated, "We continue to focus on obtaining regulatory and development approvals for our new Native American-owned casino projects."

Lakes Entertainment, Inc. currently has development and management agreements with four separate Tribes for four new casino operations, one in Michigan, two in California and one with the Nipmuc Nation on the East Coast. Lakes Entertainment also has agreements for the development of one additional casino on Indian-owned land in California through a joint venture with MRD Gaming, which is currently being disputed by the Tribe. Additionally, the Company owns approximately 80% of World Poker Tour, LLC, a joint venture formed to film and produce poker tournaments for television broadcast.

Lakes Entertainment, Inc. common shares are traded on the Nasdaq National Market under the trading symbol "LACO".


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The Private Securities Litigation Reform Act of 1995 provides a "safe harbor"
for forward-looking statements. Certain information included in this press release (as well as information included in oral statements or other written statements made or to be made by Lakes Entertainment, Inc.) contains statements that are forward-looking, such as statements relating to plan for future expansion and other business development activities as well as other capital spending, financing sources and the effects of regulation (including gaming and tax regulation) and competition. Such forward-looking information involves important risks and uncertainties that could significantly affect anticipated results in the future and, accordingly, such results may differ from those expressed in any forward-looking statements made by or on behalf of the Company. These risks and uncertainties include, but are not limited to, possible delays in completion of Lakes' casino projects, including various regulatory approvals and numerous other conditions which must be satisfied before completion of these projects; possible termination or adverse modification of management contracts; continued indemnification obligations to Grand Casinos; highly competitive industry; possible changes in regulations; reliance on continued positive relationships with Indian tribes and repayment of amounts owned to Lakes by Indian tribes; possible need for future financing to meet Lakes' expansion goals; risks of entry into new businesses; and reliance on Lakes' management. For more information, review the Company's filings with the Securities and Exchange Commission.
--------------------------------------------------------------------------------

                   LAKES ENTERTAINMENT, INC. AND SUBSIDIARIES
                           CONSOLIDATED BALANCE SHEETS
                                 (IN THOUSANDS)

                                                                                  (UNAUDITED)
                                                                                 MARCH 30, 2003     DECEMBER 29, 2002
---------------------------------------------------------------------------------------------------------------------
ASSETS
Current Assets:
    Cash and cash equivalents                                                          $5,500               $14,106
    Accounts receivable, net                                                              764                   116
    Deferred tax asset                                                                  6,771                 6,771
    Other current assets                                                                1,115                   547
--------------------------------------------------------------------------------------------------------------------
Total Current Assets                                                                   14,151                21,540
--------------------------------------------------------------------------------------------------------------------
Property and Equipment-Net                                                              6,825                 6,962
--------------------------------------------------------------------------------------------------------------------
Other Assets:
    Land held under contract for sale                                                  29,053                28,832
    Land held for development                                                          29,224                27,791
    Notes receivable-less current installments                                         72,470                70,955
    Cash and cash equivalents-restricted                                                8,313                 8,300
    Investments in and notes from unconsolidated affiliates                             1,248                 1,013
    Deferred tax asset                                                                  4,165                 3,835
    Other long-term assets                                                              8,754                 6,657
--------------------------------------------------------------------------------------------------------------------
Total Other Assets                                                                    153,227               147,383
--------------------------------------------------------------------------------------------------------------------
TOTAL ASSETS                                                                         $174,203              $175,885
====================================================================================================================

LIABILITIES AND SHAREHOLDERS' EQUITY
Current Liabilities:
    Accounts payable                                                                     $108                  $226
    Income taxes payable                                                                5,517                 5,564
    Litigation and claims accrual                                                       5,809                 5,847
    Accrued payroll and related                                                           343                   252
    Other accrued expenses                                                              3,242                 3,486
--------------------------------------------------------------------------------------------------------------------
Total Current Liabilities                                                              15,019                15,375
--------------------------------------------------------------------------------------------------------------------
TOTAL LIABILITIES                                                                      15,019                15,375
--------------------------------------------------------------------------------------------------------------------

COMMITMENTS AND CONTINGENCIES
Shareholders' Equity:
    Capital stock, $.01 par value; authorized 100,000 shares; 10,638 common shares issued and outstanding
    at March 30, 2003, and December 29, 2002                                              106                   106
    Additional paid-in-capital                                                        131,526               131,525
    Retained Earnings                                                                  27,552                28,879
--------------------------------------------------------------------------------------------------------------------
Total Shareholders' Equity                                                            159,184               160,510
--------------------------------------------------------------------------------------------------------------------
TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY                                           $174,203              $175,885
====================================================================================================================

                   LAKES ENTERTAINMENT, INC. AND SUBSIDIARIES
                       CONSOLIDATED STATEMENTS OF EARNINGS
                    (IN THOUSANDS, EXCEPT EARNINGS PER SHARE)

                                                                                     (UNAUDITED)
                                                                                 THREE MONTHS ENDED
                                                                        ------------------------------------
                                                                        MARCH 30, 2003        MARCH 31, 2002
                                                                        --------------        --------------

REVENUES:
     Management fee income                                                  $    -                $1,502
     License fee income                                                        550                     -
---------------------------------------------------------------------------------------------------------
         Total Revenues                                                        550                 1,502
---------------------------------------------------------------------------------------------------------

COSTS AND EXPENSES:
     Selling, general and administrative                                     2,979                 2,100
     Depreciation and amortization                                             128                    99
---------------------------------------------------------------------------------------------------------
         Total Costs and Expenses                                            3,107                 2,199
---------------------------------------------------------------------------------------------------------

LOSS FROM OPERATIONS                                                        (2,557)                 (697)
---------------------------------------------------------------------------------------------------------

OTHER INCOME (EXPENSE):
     Interest income                                                           237                   736
     Interest expense                                                            -                   (23)
     Equity in loss of unconsolidated affiliates                               (87)                 (123)
     Other                                                                     159                     -
---------------------------------------------------------------------------------------------------------
         Total other income, net                                               309                   590
---------------------------------------------------------------------------------------------------------

Loss before income taxes                                                    (2,248)                 (107)
Benefit for income taxes                                                      (921)                  (44)
---------------------------------------------------------------------------------------------------------

NET LOSS                                                                   ($1,327)                 ($63)
=========================================================================================================

BASIC LOSS PER SHARE                                                        ($0.12)               ($0.01)
=========================================================================================================

Diluted Loss per Share                                                      ($0.12)               ($0.01)
=========================================================================================================

WEIGHTED AVERAGE COMMON SHARES OUTSTANDING                                  10,638                10,638
DILUTIVE EFFECT OF STOCK COMPENSATION PROGRAMS                                   -                     -
---------------------------------------------------------------------------------------------------------
WEIGHTED AVERAGE COMMON AND DILUTED
  SHARES OUTSTANDING                                                        10,638                10,638
=========================================================================================================




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